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                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   THREE-MONTHS ENDED MARCH 31, 2000 AND 1999




                                                                       Income                    Shares               Per Share
($ in thousands, except per share amounts)                          (Numerator)               (Denominator)            Amount
------------------------------------------------------------- ------------------------- -------------------------- ----------------

2000
----


BASIC EPS:
Net Income available to common stockholders                             10,910                     25,529                0.43
                                                                                                                       =========

EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                            --                        744


8.75% convertible subordinated debentures                                   71                        788
Stock options                                                               (3)                       127
                                                                   --------------             --------------
DILUTED EPS
Income available to common stockholders and assumed
conversions                                                             10,978                     27,188                0.40
                                                                   ==============             ==============           =========

1999
----


BASIC EPS:
Net Income available to common stockholders                             14,023                     28,124                0.50
                                                                                                                       =========
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                                            --                        218

8.75% convertible subordinated debentures                                   89                        878
Stock options                                                              (71)                       221
                                                                   --------------             --------------
DILUTED EPS
Income available to common stockholders and assumed
conversions                                                             14,041                     29,441                0.48
                                                                   ==============             ==============           =========



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